Exhibit 32.1
     In connection with the Annual Report of En Pointe Technologies, Inc. (the “Company”) on Form 10-K for the period ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof, Attiazaz “Bob” Din, President and Chief Executive Officer, and Javed Latif, Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that to their knowledge:
1.	The Annual Report on Form 10-K of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: April 30, 2009

/s/ Attiazaz “Bob” Din
Attiazaz “Bob” Din
President and Chief Executive Officer

/s/ Javed Latif
Javed Latif
Vice President and Chief Financial Officer